Exhibit 99.1

CONTACTS:
Richard Leland	Karen Denning
Office Depot, Inc.	Office Depot, Inc.
561-438-3796	630-438-7445
Richard.Leland@officedepot.com	Karen.Denning@officedepot.com

Office Depot Announces $100 Million Stock Repurchase Program

BOCA RATON, Fla. May 31, 2016 – Office Depot, Inc. (NASDAQ: ODP) today announced that the Board of Directors has authorized a stock repurchase program of up to $100 million of its outstanding common stock.

The stock repurchase authorization, which is effective immediately, permits the company to repurchase stock from time-to-time through a combination of open market repurchases, privately negotiated transactions, 10b5-1 trading plans, accelerated stock repurchase transactions and/or other derivative transactions. The program, which extends for a period of 12 months, may be suspended or discontinued at any time. The exact number and timing of share repurchases will depend on market conditions and other factors, and will be funded through existing liquidity.

Office Depot Chairman and CEO Roland Smith commented, “As we communicated on May 16th, we are finalizing our comprehensive strategic review, which includes capital structure and return of capital alternatives. Today’s announcement reflects our commitment to shareholder return. We are continuing to work with our advisors to explore additional opportunities to further enhance shareholder value.”

About Office Depot, Inc.

Office Depot, Inc. is a leading global provider of products, services, and solutions for every workplace – whether your workplace is an office, home, school or car.

Office Depot, Inc. is a resource and a catalyst to help customers work better. We are a single source for everything customers need to be more productive, including the latest technology, core office supplies, print and document services, business services, facilities products, furniture, and school essentials.

The Company has annual sales of approximately $14 billion, employs approximately 49,000 associates, and serves consumers and businesses in 59 countries with approximately 1,800 retail stores, award-winning e-commerce sites and a dedicated business-to-business sales organization – all delivered through a global network of wholly owned operations, franchisees, licensees and alliance partners. The Company operates under several banner brands including Office Depot, OfficeMax, Grand & Toy, and Viking. The company’s portfolio of exclusive product brands include TUL, Foray, Brenton Studio, Ativa, WorkPro, Realspace and HighMark.

Office Depot, Inc.’s common stock is listed on the NASDAQ Global Select Market under the symbol “ODP”. Additional press information can be found at: http://news.officedepot.com.

All trademarks, service marks and trade names of Office Depot, Inc. and OfficeMax Incorporated used herein are trademarks or registered trademarks of Office Depot, Inc. and OfficeMax Incorporated, respectively. Any other product or company names mentioned herein are the trademarks of their respective owners.

FORWARD LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to, among other things, Office Depot, based on current beliefs and assumptions made by, and information currently available to, management. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of Office Depot’s control. There can be no assurances that Office Depot will realize these expectations or that these beliefs will prove correct, and therefore investors and stockholders should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements and other risks and uncertainties are described in Office Depot’s Annual Reports on Form 10-K, as amended, and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Office Depot does not assume any obligation to update or revise any forward-looking statements.